Exhibit 10.4

May 14, 2020

B. Riley Financial, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Bank of America, N.A.

Agency Management

555 California Street, 4th Floor

Mail Code: CA5-705-04-09

San Francisco, CA 94104

Attention: Bridgett J. Manduk Mowry

Facsimile: 415-503-5011

bridgett.manduk@bofa.com

Ladies and Gentlemen:

Reference is made to (i) that certain letter agreement, dated January 31, 2020 (the “B, Riley 2020 Backstop”), between B. Riley Financial, Inc. (“B. Riley”) and Babcock & Wilcox Enterprises, Inc. (the “Company”), executed in connection with Amendment No. 20, dated as of January 31, 2020, to the Company’s Credit Agreement, dated as of May 11, 2015, among the Company, Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”), and each of the lenders from time to time party thereto (as amended, supplemented or modified prior to the date hereof and as may be further amended and restated by the Amendment and Restatement Agreement (as defined herein), the “Amended and Restated Credit Agreement”), and (ii) that certain Amendment and Restatement Agreement, dated as of May 14, 2020 (the “Amendment and Restatement Agreement”), among the Company, as the borrower, it affiliates party thereto, the Administrative Agent, and each of the lenders.

Simultaneously with and conditioned upon the occurrence of the Restatement Effective Date (as defined in the Amended and Restated Credit Agreement), and in consideration of the entry into the Amended and Restated Credit Agreement by B. Riley and B. Riley’s obligations thereunder, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, (a) the B. Riley 2020 Backstop is, and all obligations thereunder are, hereby terminated and of no further force and effect; and (b) each of the Company and B. Riley, on their own behalf and behalf of their respective affiliates, subsidiaries, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) hereby mutually release each other from any and all claims, demands, liabilities, responsibilities, disputes, defenses, causes of action (whether at law or equity) and obligations of every kind or nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any Releasee may have against any other Releasee which arise from or in any way relate to the B. Riley 2020 Backstop (the “Mutual Releases”). For the avoidance of doubt, the termination of the B. Riley 2020 Backstop and the exchange of the Mutual Releases extinguish all rights and obligations under the B. Riley 2020 Backstop, including without limitation, all rights and obligations of any third party beneficiaries thereto.

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Very truly yours,

Babcock & Wilcox Enterprises, Inc.

By:	/s/ Dwayne M. Petish
	Name:	Dwayne M. Petish
	Title:	Treasurer

Acknowledged and Agreed:

B. Riley Financial, Inc.

By:	/s/ Bryant R. Riley
	Name:	Bryant R. Riley
	Title:	Co-CEO

Acknowledged:

Bank of America, N.A.,
as Administrative Agent under the Amended and Restated Credit Agreement

By:	/s/ Bridgett J. Manduk Mowry
	Name:	Bridgett J. Manduk Mowry
	Title:	Vice President